Beckstead and Watts, LLP
------------------------
Certified Public Accounts

                                                     3340 Wynn Road, Suite B
                                                     Las Vegas, NV 89102
                                                     702-257-1984
                                                     702-362-0540 (fax)

February 10, 2004

Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) which registers an aggregate of 300,000 shares of Common Stock of Xtreme Companies, Inc., and to the incorporation by reference therein of our report dated April 10, 2003, with respect to the financial statements of Company included in its annual report for the year ended December 31, 2002 and the quarterly reports filed with the US Securities and Exchange Commission.

Sincerely,
/s/ Beckstead and Watts, LLP
Beckstead and Watts, LLP